                                                                  Exhibit (a)(8)

                                UAM FUNDS, INC.

                             ARTICLES OF AMENDMENT

          UAM FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended to provide that any Institutional Class Shares of the Corporation's C&B Balanced Portfolio that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, be cancelled and, until thereafter reclassified, shall be authorized but unissued Institutional Class Shares of the C&B Balanced Portfolio.

          SECOND: The foregoing amendment to the charter of the Corporation was duly authorized and advised by the Board of Directors of the Corporation and approved by the shareholders of the Corporation entitled to vote thereon in accordance with the Corporation's charter.

          IN WITNESS WHEREOF, UAM Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, as of the 30/th/ day of October, 2001.

WITNESS:                                     UAM FUNDS, INC.


/s/ Suzan Barron                             By: /s/  Linda T. Gibson
----------------                                ---------------------
Suzan Barron                                    Linda T. Gibson
Assistant Secretary                             Vice President

                                  CERTIFICATE


          THE UNDERSIGNED, Vice President of UAM Funds, Inc. (the "Corporation"), who executed on behalf of said Corporation the foregoing Articles of Amendment of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation, and certifies to the best of her knowledge, information and belief, that the matters and facts set forth therein relating to the authorization and approval are true in all material respects, under the penalties of perjury.

Dated: October 30, 2001                           /s/ Linda T. Gibson
                                                  -------------------
                                                  Linda T. Gibson
                                                  Vice President

                                      -3-